As filed with the Securities and Exchange Commission on December 18, 2008

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 15, 2008

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Pursuant to the Registrant’s Medium-Term Note Program, Series L, on December 18, 2008 the Registrant sold an additional $1,500,000,000 aggregate principal amount of the Registrant’s 3.125% Senior Notes, due June 2012 (the “Notes”), which together with the $6,750,000,000 aggregate principal amount of such notes issued on December 4, 2008 will constitute a single series of the Registrant’s 3.125% Senior Notes, due June 2012. The Notes are guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to the FDIC’s Temporary Liquidity Guarantee Program established pursuant to 12 C.F.R. Part 370.

On December 15, 2008, the Registrant entered into a Written Terms Agreement (the “Terms Agreement”) with the initial purchasers named therein (the “Initial Purchasers”) for the Notes. The terms of the offering of the Notes are described in the Registrant’s Pricing Supplement dated December 15, 2008 to the Prospectus Supplement dated April 10, 2008, supplementing the Prospectus dated May 5, 2006 constituting a part of the Registrant’s Registration Statement on Form S-3, Registration No. 333-133852. The Terms Agreement is attached as Exhibit 1.1 hereto.

A form of the Notes is attached as Exhibit 4.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Written Terms Agreement dated as of December 15, 2008 between the Registrant and the Initial Purchasers with respect to the issuance and sale of the Notes.

4.1	Form of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Teresa M. Brenner
Associate General Counsel

Dated: December 18, 2008

INDEX TO EXHIBITS

Exhibit No.
1.1	Written Terms Agreement dated as of December 15, 2008 between the Registrant and the Initial Purchasers with respect to the issuance and sale of the Notes.

4.1	Form of the Notes.